                                                                     Exhibit 4.1

                 Third Amendment and Waiver to Credit Agreement

          This Third Amendment and Waiver to Credit Agreement dated as of December 19, 2002 (this "Third Amendment"), is entered into among Exide Technologies, a Delaware corporation and a debtor and a debtor in possession (the "Company"); Exide Delaware LLC, a Delaware limited liability company ("Exide LLC"); Exide Illinois, Inc., a Pennsylvania corporation ("Exide Illinois"); RBD Liquidation, LLC, a Delaware limited liability company ("RBD"; together with the Company, Exide LLC and Exide Illinois, the "Borrowers"); GNB Battery Technologies Japan, Inc., a Delaware corporation ("GNB"; and together with the Borrowers, the "Domestic Guarantors"); the Lenders party hereto; and Citicorp USA, Inc. ("CUSA"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and as collateral monitoring agent (in such capacity, the "Collateral Monitoring Agent"), and amends that certain Credit Agreement dated as of April 15, 2002 and amended as of a First Amendment dated as of May 17, 2002 and a Second Amendment dated as of June 10, 2002 (as amended hereby and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement") entered into among the Borrowers, the Domestic Guarantors, the Lenders, the Issuers, and CUSA as Administrative Agent and Collateral Monitoring Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

                              W I T N E S S E T H:

          WHEREAS, the Company has requested that certain provisions of the Credit Agreement be amended and that certain transactions be permitted, all as more particularly set forth herein;

          WHEREAS, pursuant to Section 13.1(a) (Amendments, Waivers, Etc.) of the Credit Agreement, the consent of the Requisite Lenders is required to modify certain portions of the Credit Agreement and permit certain transactions as requested by the Company;

          NOW, THEREFORE, in consideration of the above premises, the Borrowers, the Domestic Guarantors and the Lenders party hereto agree as follows:

          SECTION 1. Third Amendment to the Credit Agreement. The Credit Agreement is, effective as of the Third Amendment Effective Date (as defined below), hereby amended as follows:

          (a) The preamble of the Credit Agreement is amended by adding the phrase "and any Subsidiary that becomes a Guarantor hereunder pursuant to
Section 10.9" immediately after the words "hereof as Guarantors" and before the parenthetical following such words.

          (b) Article I of the Credit Agreement is amended by adding the following new defined terms in the appropriate alphabetical order therein:

          "Escrow Agent" has the meaning set forth in the Intercreditor
Agreement.

          "Existing Indebtedness" has the meaning set forth in Section 8.1(b).

          "Existing Intercompany Indebtedness" has the meaning set forth in
Section 8.6(b).

          "Guaranty Joinder" has the meaning set forth in Section 10.9.

          "Lending Party" means each of the Lenders, the Issuers, the Administrative Agent and the Collateral Monitoring Agent, as the case may be.

          "Other Intercompany Indebtedness" has the meaning set forth in Section 8.6(b).

          (c) Article I of the Credit Agreement is amended by replacing each of the following definitions in its respective entirety with the following new definitions:

          "Available Prepayment Amount" means, at any time,

               (a) in respect of any Property Loss Event or any Asset Sale (other than any Asset Sale contemplated in clause (b), (c) or (d) below), an amount equal to the excess, if any, of (i) the aggregate Net Cash Proceeds of all Asset Sales and Property Loss Events received by the Company or any Subsidiary thereof after the Closing Date over (ii) $10,000,000;

               (b) in respect of any Asset Sale pursuant to clause (h) or clause
     (i) of Section 8.4 (Sale of Assets), an amount equal to the excess, if any, of (i) 100% of the Net Cash Proceeds of such Asset Sale received by a Foreign Subsidiary of the Company over (ii) the amount of such Net Cash Proceeds to be utilized for the working capital needs of such Foreign Subsidiary and the working capital needs of other Foreign Guarantors domiciled in such Foreign Subsidiary's country of origin;

               (c) in respect of any Foreign Borrowing Base Asset Sale, an amount equal to 100% of the Net Cash Proceeds of such Asset Sale;

               (d) in respect of any Asset Sale comprised in whole or in part of Foreign Collateral, an amount equal to 100% of the Net Cash Proceeds attributable to such Foreign Collateral; and

               (e) in respect of any Restricted Payment, an amount equal to 100% of the Net Cash Proceeds received by a Borrower.

          "Foreign Borrowing Base Subsidiary" means, individually, Exide Canada Inc. and Euro Exide Corporation Limited.

          "Foreign Collateral Documents" means the Foreign Pledge and Security Agreements, the Foreign Mortgages and any other document executed and delivered by a Foreign Loan Party granting a Lien on any of its property to secure payment of Foreign Obligations.

          "Mercolec Cash Proceeds" means any cash proceeds received by Mercolec arising from (a) any Mercolec Loan, (b) any repayment or prepayment of any Foreign Intercompany Loan made by Mercolec and (c) any repayment or prepayment of any intercompany loan made by Mercolec to any Foreign Subsidiary of the Company permitted under clauses (q) or (s) of Section 8.1 (Indebtedness)

          "Net Cash Proceeds" means proceeds received by any Borrower or any of its Subsidiaries after the Closing Date in cash or Cash Equivalents from any:

               (a) Asset Sale, other than, and only to the extent so permitted thereunder, Asset Sales set forth in clauses (a), (b), (c), (d), (e), (f),
     (g), or (j) of Section 8.4 (Sale of Assets), net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or reasonably estimated to be payable as a result thereof and (iii) any amount required by the Bankruptcy Court to be paid or prepaid on Indebtedness (other than the Obligations) secured by a perfected and unavoidable Lien on the assets subject to such Asset Sale; or

               (b) Property Loss Event net of (i) reasonable costs and expenses associated with settling any claim with respect to such Property Loss Event, (ii) taxes paid or payable as a result thereof, and (iii) any amount required by the Bankruptcy Court to be paid or prepaid on Indebtedness (other than the Obligations) secured by a perfected and unavoidable Lien on the assets subject to such Property Loss Event; or

               (c) incurrence of Indebtedness by any Foreign Subsidiary of the Company domiciled in Europe permitted under clause (o) of Section 8.1 (Indebtedness), net of brokers' and advisors' fees and other reasonable costs incurred in connection with such transaction; or

               (d) payment of any Restricted Payment by any Subsidiary of the Company to any Borrower;

     provided, however, that in each case set forth in clauses (a), (b), and (c) above, evidence of such fees, payments, prepayments and all costs is provided to the Administrative Agent in form and substance satisfactory to it.

          (d) Clause (g) of Section 2.9 of the Credit Agreement is amended by replacing it in its entirety with the following new clause (g):

          (g) Upon receipt by any Foreign Subsidiary of any Net Cash Proceeds arising from any Other Foreign Asset Sale or Foreign Non-Borrowing Base Asset Sale, the Company shall cause such Foreign Subsidiary to pay that portion of such proceeds (1) attributable to assets which were not Foreign Collateral to the Escrow Agent to be held in the Escrow Account and (2) attributable to assets which constituted Foreign Collateral hereunder to the Administrative Agent to be applied in accordance with clause (h) below.

          (e) Clause (h) of Section 2.9 of the Credit Agreement is amended by replacing it in its entirety with the following new clause (h):

          (h) Subject to the provisions of Section 2.13(g) (Payments and Computations), any Net Cash Proceeds held by the Administrative Agent and required to be applied in accordance with this clause (h) shall be applied as follows:

               first, to prepay Foreign Intercompany Loans made to such Foreign Subsidiary under the Foreign Sublimit pursuant to clauses (i) and (j) of Section 8.1 (Indebtedness),

               second, to prepay Foreign Intercompany Loans made to such Foreign Subsidiary under the Foreign Revolving Credit Facility pursuant to clauses (h) and (j) of Section 8.1 (Indebtedness), and then, to be held by the Administrative Agent until such time as the Obligations are paid in full and all Letters of Credit have been fully cash collateralized at which time the Administrative Agent shall deliver any remaining Net Cash Proceeds to the Escrow Agent to be held and applied in accordance with the terms of the Intercreditor Agreement.

          (f) Clause (k) of Section 2.9 of the Credit Agreement is amended by replacing it in its entirety with the following new clause (k):

          (k) Commencing on the sixty-first (61st) day after the Closing Date and thereafter, to the extent that the sum of (1) the aggregate cash and Cash Equivalents held by Mercolec plus (2) any Mercolec Cash Proceeds received by Mercolec during such preceding period exceeds $1,000,000 on any day, on the next Business Day the Borrowers shall cause Mercolec to apply such excess to prepay the outstanding balance of all Foreign Intercompany Loans made to Mercolec by any Intercompany Lender pursuant to clause (j) of Section 8.1 (Indebtedness) in an amount equal to 100% of such excess.

          (g) Section 2.9 of the Credit Agreement is amended by adding the following new clause (o) at the end thereof:

          (o) Upon receipt by any Borrower of Net Cash Proceeds arising from a Restricted Payment, such Borrower shall immediately pay an amount equal to the Available Prepayment Amount to the Administrative Agent to be applied pro rata to the outstanding balance of Domestic Loans. No permanent reduction in the Revolving Credit Commitment shall result from a prepayment under this clause (o).

          (h) Clause (h) of Section 6.1 of the Credit Agreement is amended by adding "(f)," immediately after the word "clauses" and before the reference to "(q), (r) and (s)" therein.

          (i) Section 6.4 of the Credit Agreement is amended by adding the following sentence to the end thereof:

          Within thirty (30) days after the end of each Fiscal Quarter, the Company shall deliver to the Administrative Agent a cumulative summary of non-ordinary course Asset Sales completed during such Fiscal Year that describes such Asset Sale, the total consideration received, the Net Cash Proceeds resulting from each transaction, and such other details as reasonably requested by the Administrative Agent.

          (j) Article VII of the Credit Agreement is amended by adding the following new Sections 7.18 and 7.19 at the end thereof to read as follows:

          Section 7.18 Additional Guarantors. The Borrowers shall cause each new Domestic Subsidiary formed hereafter to execute a Guaranty Joinder.

          Section 7.19 Intercompany Loans. The Borrowers shall cause all intercompany Indebtedness entered into by and among the Borrowers and any of their Subsidiaries after the Petition Date to be on a revolving basis and on commercial terms reasonably acceptable to the Administrative Agent.

          (k) Section 8.1 of the Credit Agreement is amended by respectively replacing clauses (f) and (r) therein with the following new clauses:

          (f) Indebtedness arising from intercompany loans (i) from any Borrower to any Domestic Guarantor, (ii) from any Domestic Guarantor to any other Domestic Guarantor, or (iii) from any Subsidiary of the Company to any Borrower;

          (r) Indebtedness of any Foreign Guarantor arising from intercompany loans from any Foreign Subsidiary which is not a Foreign Guarantor; provided that such intercompany loans are fully subordinated, on terms acceptable to the Administrative Agent, to all obligations of such Foreign Guarantor owing to any Borrower, any Domestic Guarantor, any other Foreign Guarantor, any Foreign Borrowing Base Subsidiary, and any Lending Party;

          (l) Section 8.3 of the Credit Agreement is amended by (i) replacing the phrase in the lead-in sentence that commences with the words "nor shall they permit" through the comma at the end of such phrase with "nor shall it permit any of its Subsidiaries to," and (ii) replacing clause (e) therein with the following new clause (e):

          (e) Investments by (1) any Borrower in any Domestic Guarantor, (2) any Domestic Guarantor in any Borrower, (3) any Foreign Guarantor in any Borrower, any Foreign Borrowing Base Subsidiary or any other Foreign Guarantor, (4) any Foreign Borrowing Base Subsidiary in any other Foreign Borrowing Base Subsidiary, and (5) Exide Transportation Holding Europe S.L. by way of acquisition of the shares of (i) Centra S.A. from Compagnie Europeenne D'Accumulateurs and (ii) Deta Portuguesa Baterias, LDA from Deutsche Exide GmbH;

          (m) Section 8.4 of the Credit Agreement is amended by replacing clauses (f) and (k) therein with the following new clauses respectively:

          (f) any Asset Sale to any Foreign Guarantor or to any Foreign Borrowing Base Subsidiary;

          (k) so long as no Default or Event of Default is continuing or would result therefrom, any other Asset Sale for Fair Market Value, payable in cash upon such sale (or, to the extent previously consented to by the Administrative Agent, payable for at least seventy-five percent (75%) cash); provided, however, that with respect to any such Asset Sale pursuant to this clause (k), (i) the aggregate consideration received for the sale of all assets sold during (1) the Fiscal Year ending March 31, 2003 shall not exceed $10,000,000 and (2) any Fiscal Year thereafter shall not exceed $10,000,000 and (ii) all Net Cash Proceeds of such Asset Sale are applied as set forth in and as required by Section 2.9 (Mandatory Prepayments);

          (n) Clause (a) of Section 8.5 of the Credit Agreement is amended by deleting the "and" at the end of clause (i), inserting an "and" after the end of clause (ii) and adding a new clause (iii) as follows:

          (iii) Restricted Payments by any Subsidiary that is not a Loan Party to (x) any Loan Party or (y) any other Subsidiary that is not a Loan Party.

          (o) Section 8.6 of the Credit Agreement is amended by replacing it in its entirety with the following new clause (b):

                    (b) Such Borrower shall not, and shall not permit any of its Subsidiaries to,

                    (x) make any payment of principal, premium (if any),
               interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on,

                    (y) prepay, redeem, purchase, retire, defease, make any
               sinking fund or similar payment with respect to, or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, or

                    (z) amend or modify in any material regard any payment terms of,

          any Indebtedness (including, without limitation, except as permitted under clause (viii) below, the Existing Mercolec Loans);

          provided, however, that:

                    (i) the Borrowers may repay or prepay the Obligations in accordance with the terms of this Agreement;

                    (ii) the Intercompany Borrowers may repay or prepay the Foreign Intercompany Loans;

                    (iii) Mercolec may repay or prepay Mercolec Loans (A) if the Other TForeign Subsidiary making such Mercolec Loan to Mercolec is a Net Lender or (B) if such Other Foreign Subsidiary making such Mercolec Loan is not a Net Lender, so long as there is no outstanding balance under any Foreign Intercompany Loan to Mercolec pursuant to clause (j) of Section 8.1 (Indebtedness) (both before and after giving effect to such prepayment);

                    (iv) any Foreign Guarantor may repay or prepay intercompany loans permitted under clause (q) of Section 8.1 (Indebtedness) from another Foreign Guarantor domiciled in the same country;

                    (v) the Borrowers may pay the Adequate Protection Payments (to the extent permitted pursuant to the Orders);

                    (vi) the Borrowers may make any Permitted Pre-Petition Claim Payments;

                    (vii) the Borrowers and their respective Subsidiaries may prepay any Indebtedness of the type permitted under clause (d) of
          Section 8.1

          (Indebtedness) so long as the aggregate amount of all Indebtedness prepaid under this clause (viii) does not exceed $5,000,000;

                    (viii) subject to the prior written consent of the Administrative Agent (which consent may be withheld in its sole discretion), the Borrowers and their respective Subsidiaries may prepay (A) any Indebtedness listed on Schedule 8.6 (Specified Foreign Indebtedness) and (B) any intercompany Indebtedness not otherwise permitted herein;

                    (ix) any Foreign Guarantor may repay or prepay intercompany loans permitted under clause (s) of Section 8.1 (Indebtedness) so long as Mercolec is in compliance with Section 2.9(k) (Mandatory Prepayments) (both before and after giving effect to such prepayment) and such repayment or prepayment, as the case may be, is not made with proceeds of Loans;

                    (x) any Foreign Subsidiary that is not a Foreign Loan Party may repay or prepay any intercompany Indebtedness it owes to a Foreign Loan Party; and

                    (xi) the Borrowers and their respective Subsidiaries may make scheduled payments of principal, interest and fees on any other Indebtedness permitted under clauses (b), (e), (g), (k), (l), (m),
          (n), and (o) of Section 8.1 (Indebtedness) (other than (A) Indebtedness of the Borrowers and their respective Domestic Subsidiaries under the Pre-Petition Facility, (B) any other pre-petition Indebtedness of the Borrowers, (C) any intercompany Indebtedness incurred prior to the Petition Date ("Existing Intercompany Indebtedness"), and (D) any post-Petition Date intercompany Indebtedness not otherwise expressly permitted under clauses (f), (h), (i), (j), (p), (q), (r), and (s) of Section 8.1 (Indebtedness) ("Other Intercompany Indebtedness"); provided, however,
          (1) interest may be paid on Existing Intercompany Indebtedness and Other Intercompany Indebtedness so long as the payment is not made with proceeds of Loans, (2) scheduled principal may be paid on Other Intercompany Indebtedness so long as the intercompany borrower making the payment has no outstanding obligations at such time resulting from the receipt of proceeds of Loans and such payment is not made with proceeds of Loans and (3) scheduled principal may be paid on Existing Intercompany Indebtedness only if all obligations related to the Foreign Intercompany Loans have been paid in full).

          (p) Section 8.7 of the Credit Agreement is amended by (1) changing the cross-reference in clause (e) therein from "Section 8.3(j) (Investments)" to "Section 8.3(i) (Investments)" and (2) replacing clause (f) through the end thereof with the following:

               (f) acquire, form, create, divide, dissolve or liquidate any Subsidiary;

               provided, however, the following actions shall be permitted:

               (i) the formation or creation of any Subsidiary resulting from the division of Exide Sonnak, A/S into two Subsidiaries of the Company;

               (ii) a merger or consolidation of any Subsidiary of the Company into the Company or any other Subsidiary of the Company or any acquisition of all or substantially all of the Stock or Stock Equivalents of any Subsidiary of the Company by the Company or any other Subsidiary of the Company so long as in each case if such merger, consolidation or acquisition involves a Loan Party and a non-Loan Party, the Loan Party shall be the surviving Person; and

               (iii) so long as no other Default would arise therefrom, a dissolution or liquidation of any dormant Subsidiary of the Company after the transfer or dividending of all of such Subsidiary's assets to a Loan Party;

               provided, further, that none of the actions permitted by this
          Section 8.7 (Restriction on Fundamental Changes) shall result in any reduction in the collateral security and credit support provided on account of the Obligations and the Administrative Agent shall not be required to release any security interests in the assets of any such Person except in connection with the simultaneous grant by the surviving or receiving Person, as the case may be, to the Administrative Agent of security interests in the same assets.

          (p) Section 8.13 of the Credit Agreement is amended by adding the following proviso at the end of clause (b) therein immediately prior to the period at the end thereof:

               ; provided, however, the Subsidiaries listed on Schedule 8.13 (German Tax Year Changes) shall be permitted for statutory reporting purposes to change their Fiscal Year to a calendar year basis if the Federal Republic of Germany passes legislation making it mandatory or beneficial and advantageous for such Subsidiaries to so change

          (q) Article X of the Credit Agreement is amended by adding a new
Section 10.9 to read as follows:

               Section 10.9 Additional Guarantors Upon the execution and delivery by any Person of a guaranty joinder agreement in substantially the form of Exhibit P hereto (each, a "Guaranty Joinder"), (i) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall include each such duly executed and delivered Guaranty Joinder.

          SECTION 2. Consent to Certain Transactions and Waiver of Certain Covenants of the Credit Agreement.

          Effective as of the Third Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Requisite Lenders hereby consent to the following transactions and grant a waiver in respect thereof as follows:

          The Requisite Lenders hereby consent to:

          (i) the incurrence of indebtedness by Exide Technologies Holding, B.V. of up to US$ 5,000,000 at any one time outstanding in intercompany Indebtedness payable to Exide OY so long as all of the funds received are immediately lent by Exide Technologies Holding B.V. to Mercolec; and

          (ii) the repayment and prepayment of that intercompany Indebtedness by Exide Technologies Holding, B.V. so long as each fiscal year there shall be a payment of dividends from Exide OY in settlement of amounts due and owing from Exide Technologies Holding B.V.; and

          the Requisite Lenders hereby waive any Default or Event of Default that may occur under Section 8.1 (Indebtedness) or Section 8.6 (Prepayment and Cancellation of Indebtedness) of the Credit Agreement due to the completion of the transactions as set forth in clauses (i) and (ii).

          SECTION 3. Conditions Precedent to the Effectiveness of this Third Amendment.

          This Third Amendment shall become effective as of the date hereof on the date (the "Third Amendment Effective Date") when the following conditions precedent have been satisfied:

               (i) Certain Documents. The Administrative Agent shall have received on or before the Third Amendment Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent, in sufficient quantity and, as applicable, originally executed for each of the Lenders:

               (A) this Third Amendment executed by the Borrowers, the Domestic Guarantors, sufficient Lenders to constitute the Requisite Lenders and the Administrative Agent;

               (B) Schedule 8.13 (German Tax Year Changes); and

               (C) such additional documentation as the Administrative Agent or, if appropriate, the Requisite Lenders may reasonably require.

               (ii) Amendment Fee. On the Third Amendment Effective Date the Borrowers shall have paid to each Lender that has executed this Third Amendment prior to the close of business on December 18, 2002, an amendment fee equal to ten basis points (0.10%) of such Lender's outstanding Term Loans and Revolving Credit Commitment.

               (iii) Representations and Warranties. Each of the representations and warranties made by the Borrowers or the other Loan Parties in or pursuant to the Credit Agreement, as amended by this Third Amendment, and the other Loan Documents to which the Borrowers or any of the other Loan Parties is a party or by which the Borrowers or any of the Loan Parties is bound, shall be true and correct in all material respects on and as of the Third Amendment Effective Date (other than representations and warranties in any such Loan Document expressly that are limited to a specific date).

               (iv) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Third Amendment shall be satisfactory in all respects, including without limitation, form and substance, to the Administrative Agent in its sole discretion.

               (v) No Events of Default. No Event of Default or Default shall have occurred and be continuing on the Third Amendment Effective Date.

               (vi) Payment of Costs, Fees and Expenses. Counsel, including all foreign counsel, to the Administrative Agent shall have been paid all outstanding fees and expenses due and owing in connection with the Credit Agreement, the other Loan Documents and this Third Amendment.

          SECTION 4. Representations and Warranties. Each Borrower and each Domestic Guarantor hereby represents and warrants to the Lenders that (a) as of the date hereof, and after giving effect to the amendments contained herein, no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of such Borrower and such Domestic Guarantor contained in Article IV (Representations and Warranties) of the Credit Agreement and in any other Loan Document are true and correct as of the date of execution hereof in all material respects, as though made on and as of such date (other than representations and warranties in any such Loan Document expressly that are limited to a specific date).

          SECTION 5. Reference to and Effect on the Loan Documents.

          (a) Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import, and each reference in the other Loan Documents to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby.

          (b) Except as specifically amended hereby, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

          (c) The execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy under the Credit Agreement or any of the Loan Documents of any Lender, any Issuer, the Administrative Agent, the Collateral Monitoring Agent, or the Swing Loan Lender nor constitute a waiver of any provision of the Credit Agreement or any of the Loan Documents.

          SECTION 6. Fees, Costs and Expenses. The Borrowers and the Domestic Guarantors agree to pay on demand in accordance with the terms of Section 13.3 (Costs and Expenses) of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Third Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto.

          SECTION 7. Execution in Counterparts. This Third Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

          SECTION 8.Affirmation of Guaranties. Each of the Domestic Guarantors hereby consents to the terms of this Third Amendment in its capacity as a guarantor under the Credit Agreement and agrees that the terms of this Third Amendment shall not affect in any way its obligations and liabilities under its Guaranty or any other Loan Document to which it is a party, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

          SECTION 9. Governing Law. This Third Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.

                            [Signature Pages Follow]

          IN WITNESS WHEREOF, this Third Amendment has been duly executed on the date set forth above.

                                   EXIDE TECHNOLOGIES, a debtor and a
                                      debtor in possession
                                      as a Borrower and a Domestic
                                      Guarantor


                                   By:
                                      ------------------------------------------
                                      Name: Stuart H. Kupinsky
                                      Title: Senior Vice President, General
                                      Counsel and Secretary


                                   EXIDE DELAWARE LLC, a debtor and
                                      a debtor in possession
                                      as a Borrower and a Domestic
                                      Guarantor


                                   By:
                                      ------------------------------------------
                                      Name: Stuart H. Kupinsky
                                      Title: Senior Vice President, General
                                      Counsel and Secretary


                                   RBD LIQUIDATION, LLC, a debtor and
                                      a debtor in possession
                                      as a Borrower and a Domestic
                                      Guarantor


                                   By:
                                      ------------------------------------------
                                      Name: Stuart H. Kupinsky
                                      Title: President and Secretary

                                   GNB BATTERY TECHNOLOGIES
                                      JAPAN, INC., as a Domestic Guarantor


                                   By:
                                      ------------------------------------------
                                      Name: Stuart H. Kupinsky
                                      Title: Assistant Secretary


                                   EXIDE ILLINOIS, INC., a debtor and a
                                      debtor in possession
                                      as a Borrower and a Domestic
                                      Guarantor


                                   By:
                                      ------------------------------------------
                                      Name: Stuart H. Kupinsky
                                      Title: President and Secretary

                    [SIGNATURE PAGE TO THIRD AMENDMENT-EXIDE]

                                   Citicorp USA, Inc.,
                                      as Administrative Agent, Swing Loan
                                      Lender, Collateral Monitoring Agent,
                                      and a Lender


                                   By:
                                      ------------------------------------------
                                      Name: Keith R. Gerding
                                      Title: Vice President


                                   Citibank, N.A.,
                                      as Issuer


                                   By:
                                      ------------------------------------------
                                      Name: Keith R. Gerding
                                      Title: Vice President

                    [SIGNATURE PAGE TO THIRD AMENDMENT-EXIDE]

                                   Other Lenders:


                                   CIT GROUP BUSINESS CREDIT


                                   By:
                                      ------------------------------------------
                                      Name: Roderick Jarrett
                                      Title: Assistant Vice President


                                   THE BANK OF NOVA SCOTIA, NEW
                                      YORK AGENCY


                                   By:
                                      ------------------------------------------
                                      Name: Christopher Usas
                                      Title: Director


                                   BEAR STEARNS & CO., INC.


                                   By:
                                      ------------------------------------------
                                      Name: John E. McDermott
                                      Title: Senior Managing Director


                                   GE CAPITAL CFE, INC.


                                   By:
                                      ------------------------------------------
                                      Name: William E. Magee
                                      Title: Duly Authorized Signatory


                                   CREDIT AGRICOLE INDOSUEZ


                                   By:
                                      ------------------------------------------
                                      Name: Frederick W. Aase
                                      Title: Vice President


                                   By:
                                      ------------------------------------------
                                      Name: Leo von Reissig
                                      Title: Vice President


                                   LEHMAN COMMERCIAL PAPER, INC.


                                   By:
                                      ------------------------------------------
                                      Name: Frank P. Turner
                                      Title: Authorized Signatory

                    [SIGNATURE PAGE TO THIRD AMENDMENT-EXIDE]

                                   SPCP Group LLC


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   GOLDMAN SACHS CREDIT PARTNERS L.P.


                                   By:
                                      ------------------------------------------
                                      Name: Robert S. Fanelli
                                      Title: Authorized Signature


                                   FOOTHILL INCOME TRUST, L.P.


                                   By: FIT GP, LLC, its General Partner


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title: Managing Member


                                   FOOTHILL INCOME TRUST II, L.P.


                                   By  FIT II GP, LLC, its General Partner


                                      By:
                                         ---------------------------------------
                                         Name:
                                         Title: Managing Member


                                   ENDURANCE CLO I, LTD.


                                   By: ING Capital Advisors LLC,
                                       as Portfolio Manager


                                      By:
                                         ---------------------------------------
                                         Name: Greg M. Masuda CFA
                                         Title: Vice President

                    [SIGNATURE PAGE TO THIRD AMENDMENT-EXIDE]

                                   ORYX CLO, LTD.


                                   By: ING Capital Advisors LLC,
                                       as Collateral Manager


                                      By:
                                         ---------------------------------------
                                         Name: Greg M. Masuda CFA
                                         Title: Vice President


                                   EATON VANCE INSTITUTIONAL
                                   SENIOR LOAN FUND


                                   By: Eaton Vance Management, as
                                       Investment Advisor


                                      By:
                                         ---------------------------------------
                                         Name: Payson F. Swaffield
                                         Title: Vice President


                                   GRAYSON & CO


                                   By: Boston Management and Research
                                       as Investment Advisor


                                      By:
                                         ---------------------------------------
                                         Name: Payson F. Swaffield
                                         Title: Vice President


                                   SENIOR DEBT PORTFOLIO


                                   By: Boston Management and Research
                                       as Investment Advisor


                                      By:
                                         ---------------------------------------
                                         Name: Payson F. Swaffield
                                         Title: Vice President

                    [SIGNATURE PAGE TO THIRD AMENDMENT-EXIDE]

                                   EATON VANCE SENIOR INCOME
                                      TRUST


                                   By: Eaton Vance Management
                                       as Investment Advisor


                                      By:
                                         ---------------------------------------
                                         Name: Payson F. Swaffield
                                         Title: Vice President


                                   US BANK NATIONAL ASSOCIATION


                                   By:
                                      ------------------------------------------
                                      Name: Kerina Graves
                                      Title: Vice President


                                   CANADIAN IMPERIAL BANK OF COMMERCE


                                   By:
                                      ------------------------------------------
                                   Name: Karen Brewer
                                   Title: Authorized Signatory


                                   SUMITOMO BANK


                                   By:
                                      ------------------------------------------
                                   Name:
                                   Title:

                    [SIGNATURE PAGE TO THIRD AMENDMENT-EXIDE]

                                    EXHIBIT P

                                GUARANTY JOINDER

                     [Form of Guarantor Accession Agreement
                 for Accessions to that certain Credit Agreement
                           dated as of April 15, 2002]

     This Accession Agreement dated as of [______] is made by [insert name of acceding domestic subsidiary], a ("New Guarantor"), pursuant to a Secured Super-Priority Debtor in Possession Credit Agreement dated as of April 15, 2002 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among Exide Technologies as a borrower ("Exide"), other Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and the Agents named therein. Terms used herein and not defined herein have the meanings ascribed to such terms in the Credit Agreement.

     Whereas, this Accession Agreement is entered into to record the accession of the New Guarantor as a Guarantor party under the Credit Agreement pursuant to the provisions of Section 10.9 therein.

          Accordingly the parties hereto agree as follows:

     SECTION 1. Accession of New Guarantor. The New Guarantor hereby agrees to:
(a) become, with immediate effect, a party to the Credit Agreement as an "Additional Guarantor" pursuant to Section 10.9, (b) be bound by all of the terms, covenants, agreements and other provisions of the Credit Agreement binding upon a Guarantor party thereto to the same extent and in the same manner as if it had originally been a party thereto (including those as a Grantor thereunder), and (c) perform all obligations required of a Guarantor, a Domestic Guarantor and a Grantor pursuant to the Credit Agreement.

          A. Effectiveness. The parties hereto agree upon the full and complete execution hereof that this Accession Agreement constitutes a Guaranty Joinder as contemplated in the Credit Agreement.

          B. Governing Law. This Accession Agreement shall be governed by and shall be construed in accordance with the laws of the state of New York.

          C. Counterparts. This Accession Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterpart, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, each of undersigned have caused this Accession Agreement to be duly executed and delivered as of the date set forth hereinabove.

                                   EXIDE TECHNOLOGIES, a debtor and a
                                      debtor-in-possession, as a Borrower


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   CITICORP USA, INC., as Administrative
                                      Agent


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:


                                   [Insert Signature Blocks of
                                   New Guarantors:]

                                   [_________________], as Guarantor


                                   By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                  SCHEDULE 8.13

                             German Tax Year Changes

Subsidiaries:

Deutsche Exide GmbH
Deutsche Exide Standby GmbH
Exide Automotive Batterie GmbH